12/28/09

From: unknown Page: 3/11 Date: 12/27/2009 9:22:25 PM

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090885877-34
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 12/28/2009 8:00 AM
	Entity Number E0660522009-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Commerciero Corporation
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Nevada Agency and Transfer Company (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 50 West Liberty Street, Suite 880 (Street Address), Reno (City), Nevada 89501 (Zip Code) Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 250,000,000 Par value per share: $ .001 Number of shares without par value: Nil
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Christian Briggs (Name) 2700 Lincoln Plaza, 500 N. Akard St. (Street Address), Dallas (City), TX (State), 75201 (Zip Code) 2) Tom Gingerich (Name) 2700 Lincoln Plaza, 500 N. Akard St. (Street Address), Dallas (City), TX (State), 75201 (Zip Code)
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: any and all business for which a for-profit corporation may be organized
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Christian Briggs (Name) X [signature] (Incorporator Signature) 2700 Lincoln Plaza, 500 N. Akard St. (Address), Dallas (City), TX (State), 75201 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) 12/22/09 (Date)

This form must be accompanied by appropriate fees.

Exhibit A to Articles of Incorporation of Comanchero Corporation:

Additional directors:

Name: Michael Scott
Address: 2700 Lincoln Plaza, 500 N. Akard St., Dallas, TX 75201

Exhibit B to Articles of Incorporation of Comanchero Corporation:

ARTICLE FOUR

The total number of shares of all classes of stock the Corporation may issue is Two Hundred Fifty Million (250,000,000) shares, consisting of (i) Two Hundred Forty-Nine Million (249,000,000) shares of Common Stock having a par value of $.001 per share and (ii) One Million (1,000,000) shares of Preferred Stock having a par value of $.001 per share.

Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series.

ARTICLE FIVE

No holder of any shares of the Corporation shall, as such holder, have any preemptive or preferential right to subscribe for, purchase or receive (i) any shares of the Corporation (including treasury shares) which it may issue or sell; (ii) any obligation, evidence of indebtedness or other security of the Corporation which it may issue or sell and which is convertible into or exchangeable for shares of the Corporation or to which shall be attached or appertain any warrant, option or other instrument or right entitling the owner or holder thereof to subscribe for, purchase or receive shares of the Corporation; (iii) any warrant, option or right to subscribe for, purchase or receive any such shares, obligation, evidence of indebtedness or other security of the Corporation; or (iv) any other security which the Corporation may issue or sell; provided, however, that notwithstanding the foregoing provisions of this Article, the Board shall have authority to grant any person or persons, upon such terms as it may determine, such options and rights to purchase any security or securities of the Corporation now or hereafter authorized as it may deem to be in the best interests of the Corporation.

ARTICLE SIX

Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

ARTICLE SEVEN

Notwithstanding any provisions of the Nevada Revised Statutes now or hereafter in force requiring for any purpose the affirmative vote of two-thirds, or any other percentage, of the outstanding shares entitled by law to vote thereon, or of the outstanding shares of a class or series entitled by law to vote thereon, such action, to the extent permitted by law, may be authorized and taken by the affirmative vote of the holders of a majority of such outstanding shares, or such outstanding shares of a class or series, as applicable. Except as provided in the preceding

sentence or as otherwise required by law, the affirmative vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at any shareholders meeting at which a quorum is present shall be the act of the shareholders.

ARTICLE EIGHT

Any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE NINE

The Corporation shall indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the Corporation or (b) while a director or officer of the Corporation is or was serving at the request of the Corporation as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Nevada Revised Statutes, as the same exists or may hereafter be amended.

Such right shall be a contract right and shall include the right to be paid by the Corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Nevada Revised Statutes, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Nevada Revised Statutes, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs or defense to, the claimant is permissible under the circumstances nor an actual determination by the Corporation (including its Board or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

The Corporation additionally may indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

ARTICLE TEN

A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Ten does not eliminate or limit the liability of a director, to the extent the director is found liable, for:

(a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

(b) an act or omission not in good faith that constitutes a breach of the duty of care of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

(c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

(d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Neither the amendment nor repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of any inconsistent provision. If the Nevada Revised Statutes are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.

Exhibit A to Certificate of Designation of Comanchero Corporation:

Comanchero Corporation
Stock Designation for Series A Preferred Stock

RESOLVED, that 1,000,000 shares of authorized but unissued Preferred Stock, par value $0.001 per share, of Comanchero Corporation (the "*Corporation*") be designated Series A Convertible Preferred Stock and that the Series A Convertible Preferred Stock have the rights, preferences, limitations and restrictions set forth herein; and, be it

FURTHER RESOLVED, that the President or any Vice President of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Nevada a Certificate of Designation and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation.

1. Designation and Number of Shares. The shares of such series shall be designated as "*Series A Convertible Preferred Stock*", and the number of shares constituting such series shall be One Million (1,000,000), $0.001 par value per share (such shares being referred to as the "*Series A Preferred Stock*"). Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding.

2. Rank. Except as otherwise expressly provided herein, with respect to dividend rights, redemption rights and rights on liquidation, dissolution or winding up, the Series A Preferred Stock will rank senior to the following capital stock of the Corporation: (a) the common stock, par value $0.001 per share (the "*Common Stock*"); and (b) all hereinafter created classes or series of Preferred Stock.

3. Dividends. The holders of shares of Series A Preferred Stock have no dividend rights except as may be declared by the Board of Directors of the Corporation in its sole and absolute discretion, out of funds legally available for that purpose.

4. Liquidation Rights.

(a) With respect to rights on Liquidation (as defined in Section 4(b) hereof), the Series A Preferred Stock shall rank senior and prior to the Common Stock and to all other classes or series of stock issued by the Corporation.

(b) In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (each, a "*Liquidation*"), the holders of shares of Series A Preferred Stock then outstanding (the "Series A Shareholders") shall be entitled to receive an amount equal to $1.00 per share, out of the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, before any payment shall be made to the

received the original Notice of Conversion and Series A Preferred Stock certificate(s) being so converted in accordance with this Section.

(iii) All shares of Common Stock which may be issued upon conversion of Series A Preferred Stock, will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7. Notices of Record Date. In the event that the Corporation shall propose at any time to merge or consolidate with or into any other entity, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of the Series A Preferred Stock reasonable prior written notice by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of the Corporation. Any such action shall at all times be subject to the rights, preferences and privileges of the Series A Preferred Stock.

8. Reservation of Common Stock. The Corporation shall, at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

9. Cancellation of Preferred Stock. All shares of the Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, shall forthwith cease and terminate except only the right of the holders thereof to receive shares of Common Stock in exchange therefore and to receive payment of any declared but unpaid dividends thereon. Any shares of the Series A Preferred Stock so converted shall be retired and canceled and shall not be reissued by the Corporation; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series and may thereafter be issued as a share of Preferred Stock not designated as Series A Preferred Stock.

holders of Common Stock or any other class or series of stock ranking on Liquidation junior to such Series A Preferred Stock. If upon any such Liquidation of the Corporation, the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share pari passu in any distribution of the remaining assets and funds of the Corporation in proportion to the respective liquidation amounts of the Series A Preferred Stock that would otherwise be payable to the holders of Series A Preferred Stock with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

5. Voting. The Series A Shareholders shall be entitled to two hundred fifty (250) votes for each share of Series A Preferred Stock held on any matters requiring a shareholder vote of the Corporation.

6. Conversion. The holders of Series A Preferred Stock shall have conversion rights and obligations as follows:

(i) Any Series A Shareholder shall have the right, at any time from the date of issuance, to convert any or all of its Series A Preferred Stock into one (1) fully paid and nonassessable share of Common Stock for each share of Series A Preferred Stock so converted.

(ii) The conversion right provided by the above Section may be exercised only by a Holder of Series A Preferred Stock, in whole or in part, by execution and delivery of a Notice of Conversion (herein so called) and the surrender of the share certificate(s) representing the Series A Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the Holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation). Each Series A Preferred Stock certificate surrendered for conversion shall be endorsed by its Holder. In the event of exercise of the conversion right of the Series A Preferred Stock granted herein, (i) share certificates representing the Common Stock purchased by virtue of such exercise shall be delivered to such Holder within 10 business days after receipt by the Corporation of the original Notice of Conversion and the certificate(s) representing the Series A Preferred Stock (the tenth business day after receipt of such original documents, not counting the date of receipt, being the "*Delivery Date*"), and (ii) unless the Series A Preferred Stock has been fully converted, a new share certificate representing the Series A Preferred Stock not so converted, if any, shall also be delivered to such Holder on or before such Delivery Date, or carried on the Corporation's ledger, at the Holder's option. Any Holder may exercise its right to convert the Series A Preferred Stock by telecopying an executed and completed Notice of Conversion to the Corporation, and within 72 hours thereafter, delivering the original Notice of Conversion and the certificate(s) representing the Series A Preferred Stock to the Corporation by express courier. Each date on which a telecopied Notice of Conversion is received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will cause delivery of the Common Stock certificates issuable upon conversion of any Series A Preferred Stock (together with the certificates representing the Series A Preferred Stock not so converted, if requested) to the Holder via express courier on or before the Delivery Date if the Corporation has